Exhibit 10.02

Eighth Amendment
to the
Xcel Energy Senior Executive Severance and Change-In-Control Policy

THIS EIGHTH AMENDMENT is made this 31st day of March, 2020, by Xcel Energy Inc. (the “Principal Sponsor”).

WITNESSETH:

WHEREAS, the Principal Sponsor maintains the Xcel Energy Senior Executive Severance and Change-In-Control Policy (the “Policy”), and

WHEREAS, the Board of Directors of the Principal Sponsor (the “Board”) has reserved the right to make amendments to the Policy, and

WHEREAS, the Governance, Compensation and Nominating Committee of the Board of Directors of the Principal Sponsor (the “Committee”) has reserved the right to appoint or remove Participants under the Policy, and

WHEREAS, the Committee wishes to amend the Policy in certain respects to add a Participant to Schedule I to be effective March 31, 2020.

NOW, THEREFORE, the Policy is hereby amended as follows:

1.	Schedule I - Participants: Schedule I to the Policy is hereby amended to add Brian Van Abel to the Schedule as a Tier I Participant as follows:

Name	Tier	Severance Multiple	Change-in-Control Multiple
Brian Van Abel	1	1	3

2.	Savings Clause. Except as hereinabove set forth, the Xcel Energy Senior Executive Severance and Change-In-Control Policy shall continue in full force and effect.

IN WITNESS WHEREOF, Xcel Energy Inc. has caused this instrument to be enacted by its duly authorized officer as of the date set forth to be effective March 31, 2020.

XCEL ENERGY INC.
By:__/s/ Darla Figoli__________
Its: Senior Vice President, CHRO